Exhibit 10.24

                          TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made of this the 31st day of December, 2008

BETWEEN:

Rivera International, whose registered office is at 8307 Fennel Drive, Baytown, TX 77521 (the "Licensor");

AND

SUSTAINABLE POWER CORP., a company incorporated in Nevada, whose registered office is at 7100 Hwy 146 S, Baytown, Texas 75020 (the "Licensee");

WHEREAS:

A. The Licensor has developed and is the sole and exclusive owner of the Intellectual Property Rights in the Technology (as these terms are defined herein).

B. The Licensor is prepared to grant to the Licensee, an exclusive, non-transferable and revocable right and license to the Technology within the Territory, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency are acknowledged, the parties hereby agree as follows:

1.  DEFINITIONS

"CONFIDENTIAL INFORMATION" means all information (whether in print, oral, magnetic, optical or electronic form) which is expressly marked as confidential or which is manifestly of a confidential nature or which is confirmed in writing to be confidential within thirty (30) days of its disclosure. It shall include, but shall not be limited to, all information of the Licensor which relates to:

(a)  the  subject  matter  of  this  Agreement;
(b) the content of the Technology, including all directions, instructions, manual, drawings and/or processes (whether in tangible form or otherwise) provided to the Licensee arising out of connection with the use of the Technology or any part thereof.
(c) the personnel, policies, product plans, designs, costs, finances, marketing plans, research development or business strategies of the Licensor; and
(d) the terms upon which the Technology is being supplied pursuant to this Agreement. Information shall not be considered confidential to the extent that it is publicly disclosed through no fault of the receiving party hereto, either before or after it becomes known to the receiving party.

"EFFECTIVE  DATE"  means  the  31st  day  of  December  2008

"IMPROVEMENTS" means any and all changes, modifications, additions, alterations, enhancements, upgrades and development to the Technology, but shall not include any part of the Technology, which remains

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proprietary  to  the  Licensor.

"INTELLECTUAL PROPERTY RIGHTS" mean any and all the vested, contingent or future inventions, innovations, discoveries, design rights, inventions, innovations, discoveries, design rights, model rights, patents, patent applications, trade secrets, copyrights, codes, technical information and know-how, including but not limited to any methods, techniques, processes, discoveries, inventions, innovations, unpatentable processes, technical information, specifications, recipes, formulae, designs, plans documentation, drawings, data and other technical information, relating to the Technology and the Licensed Product, registrations of and applications to register any of the aforesaid rights, rights in the nature of any of the aforesaid rights in any country, rights in the nature of unfair competition rights and rights to sue for passing off relating to the Technology and any other proprietary information belonging to the Licensor, whether solely, jointly or otherwise.

"LICENSE"  means  the  license  granted  to  the  Licensee  under  Clause  2.

"LICENSE FEE" means the fees payable by the Licensee to the Licensor as set out in Clause 3.1.1.

"LICENSED PRODUCT" means any end product, in the form of liquid biofuel, carbon ash, and/or biogas, which was derived using the Technology.

"PARTIES" means the Licensor and Licensee collectively and "Party" means either the Licensor or the Licensee as the context dictates.

"REVENUE" means any and all revenues received and receivable by the Licensee, including but not limited to transaction fees, subscription fees, and all other revenue sources attributable to the use of the Technology under this Agreement. For the purposes of this definition, the Revenue shall be computed prior to any taxes, refund, discount, credit or other offset that the Licensee may deduct from the Revenue.

"SALE PRICE" means the price quoted and charged by the Licensee in direct sales to any party of any part of the Licensed Product, which price shall be determined at a later date.

"TECHNOLOGY" means the "Rivera Process", a state-of-the-art manufacturing technology which uses a highly efficient process to break down vegetable feedstock, as the same exists on the Effective Date and to be licensed to the Licensee under this Agreement.

"TERM"  means  the  license  duration  as  stipulated  in  Clause  11.1  below.

"TERRITORY"  means  the  United  States  of  America.

1.2  In  this  Agreement,  unless  contrary  intention  appears:

(a) the clause headings are for ease of reference only and shall not be relevant to interpretation;
(b)  a  reference  to  a  clause  number  is  a  reference  to  its  subclauses;
(c)  words  in  the  singular  number  include  the  plural  and  vice  versa;
(d)  words  importing  a  gender  include  any  other  gender;
(e) a reference to a person includes individuals, bodies corporate and unincorporated associations and partnerships;

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(f)  a  reference  to  a  clause  is  a reference to a clause of this Agreement;
(g)  the  recitals  to  this  Agreement  do  not form part of the Agreement; and
(h)  monetary  references  are  references  to  the  United  States  currency.

2.  LICENSE

2.1 Subject to the Licensee's compliance with the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee an exclusive, non-transferable, revocable for cause right and license, to use the Technology solely for the purposes of deriving and sales or other uses of the Licensed Product.

2.2 The Licensee agrees and acknowledges that this license transfers to the Licensee neither title nor interest in the property or Intellectual Property Rights to the Technology and Licensed Product. The Technology and Licensed Product and the Intellectual Property Rights of whatever nature therein (including any copies, alterations, modifications or amendments made thereto) are and shall remain the sole property of the Licensor and the Licensor reserves the right to grant licenses to use the Technology and/or Licensed Product to third parties.

2.3 All rights not expressly granted herein to the Licensee are reserved to the Licensor.

3.  FEES

3.1. In consideration of the grant of the license herein, the Licensee agrees to pay the Licensor a non-refundable upfront license fee consisting of One Hundred Fifty Million (150,000,000) restricted shares of the Licensee's common stock. 100,000,000 of such Shares were issued and delivered to Licensee on or about April 19, 2007 in connection with a previous license agreement. 50,000,000 of such Shares shall be issued and delivered immediately upon execution of this Agreement.

3.2.  No  royalty  payments  shall  be  due  and payable to any party hereunder.

3.3 All Licensed Products derived from the Technology shall be the sole possession of the Licensee for the Term of this Agreement. Any and all revenues generated from the sale of such Licensed Products shall belong to the Licensee.

4.  LICENSOR'S  OBLIGATIONS

4.1. Upon the execution of this Agreement, the Licensee hereby confirms that the Licensor has effected full delivery of the Technology and nothing in this Agreement shall be construed as requiring the Licensor to prepare or deliver to the Licensee the Technology or any further information, documents or data relating thereto or engage in any technical studies or research or development or any other obligation with regards to the use and operation of any part of the Technology for and on behalf of the Licensee.

5.  LICENSEE'S  OBLIGATIONS

5.1. The Licensee warrant(s) and undertake(s) that during the Term or the continuance of the license granted under this Agreement:

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5.1.1.  the  Technology  shall be used solely by the Licensee and no other third party  and  only  for  the  purposes contemplated by Clause 2 of this Agreement;

5.1.2. the Licensee shall not take any action which may impair the Licensor's ownership and exclusive rights to the Intellectual Property Rights;

5.1.3. the Licensee shall not provide, disclose, divulge or make available or permit use of the Technology by any third party without the Licensor's prior written consent (save for the Licensee's employees and then only such employees with the need to know);

5.1.5. as to each employee that is provided access to the Technology and/ or the Licensed Product, the Licensee shall secure the employee's execution of a confidentiality agreement which provides that the employee may access and/or use the Technology and/ or derive the Licensed Product only under terms and conditions of the confidentiality agreement, which terms shall be determined by the Licensee with the approval of the Licensor, and which shall include, without limitation, express acknowledgement by the employee of the Licensor's property and rights in the Technology and the Licensed Product and express provisions prohibiting the employee to:

5.1.5.1. sub-license, sell, lease, transfer, distribute the Technology or the Licensed Product in any manner whatsoever to any third party;

5.1.5.2. make, manufacture, reproduce or replicate the Technology or the Licensed Product in any manner whatsoever to any third party;

5.1.5.3. make modifications, additions, alterations, enhancements, improvements, upgrades or new versions of the Technology or Licensed Product in any manner whatsoever to any third party;

5.1.6. the Licensee shall effect and maintain adequate security measures acceptable to the Licensor to safeguard the Technology from access and misuse by any unauthorized persons.

5.2. The Licensee shall be responsible for obtaining all necessary governmental approvals for the development and production of any Licensed Product, at the Licensee's expense, including, where applicable and without limitation, any safety or feasibility studies. The Licensee shall have the sole responsibility for any warning labels, packaging and instructions as to the use of the Licensed Product and for the quality control for any Licensed Product.

5.3. To the extent required by applicable laws, if at all, the Licensee agrees that the Licensed Product will be manufactured and/ or provided in such countries, subject to such consents as may be required or obtained, if at all, from the relevant regulatory and/ or administration and/ or governmental authorities.

5.4. The Licensee shall have the right to use the logo or trademarks relative to the Technology whether obtained by the Licensor or the Licensee or any variation thereof, including without limitation the right to utilize the trademark "Vertroleum(R)".


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5.5. The Licensee shall maintain complete and accurate records of:

5.5.1.  all  transactions  relating  to the Technology and the Licensed Product;

5.5.2.  the  Revenue  received  by  the  Licensee,

which records the Licensee shall produce to the Licensor on request from time to time.

5.6. At the end of six (6) months from the Effective Date and thereafter on a quarterly basis, the Licensee shall submit or caused to be submitted to the Licensor accurate and complete sales reports indicating the actual sales volume for the relevant half-year and individual sale prices. All sales reports shall be accompanied by copies of sale transaction documents, including all invoices to end-users of the Licensed Product.

6.  WARRANTY  AND  LIABILITY

6.1. The Licensor represents and warrants that it has full right and power to enter into this Agreement.

6.2. The Technology is provided on an "As-Is" basis without any warranty of any kind, express or implied. The Licensor does not make or give any representation, warranty or undertakings to the following effect:

6.2.1. that the functions contained in the Technology will meet the Licensee's specific requirements or that the functions contained in the Technology or the operation of the Technology will be uninterrupted or error free or that any defects will be corrected;

6.2.2. that the Technology will be effective or fit for any purpose or that it is supplied by the Licensor free from any defect or error; or

6.2.3. that the use or sale of the Licensed Product or the use of the Technology will not infringe any of the copyright or other intellectual property rights or any other rights belonging to or alleged to belong to any third party.

6.3. The express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, all of which are hereby excluded to the fullest extent permitted by law.

6.4. The Licensor shall not be liable to the Licensee or any third party for any special, indirect, incidental, compensatory, punitive, consequential, exemplary or any other damages whatsoever (including, without limitation, damages for loss of profits or revenues, business interruption, loss of data, loss of business information, other pecuniary loss and costs of legal expense) in connection with this Agreement and, without limitation, the use or performance of the Technology.

6.5. The total and cumulative liability of the Licensor to the Licensee for any claims or damages under this Agreement, whether arising out of contract, tort or any other cause of action, shall be limited to direct damages and shall in no event exceed the sums paid by the Licensee to the Licensor under this Agreement in the last twelve (12) months prior to the event giving rise to the claim.

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7.  INTELLECTUAL PROPERTY RIGHTS

7.1. The Licensee shall have no right to apply for registration of any of the Intellectual Property Rights anywhere in the world and the Licensee shall at no time challenge the validity and the Licensor's ownership of the same.

7.2. Interest and tide to all Improvements carried out by the Licensee (the "Licensee's Improvements"), if any, shall be the subject-matter of intellectual property and shall vest solely and exclusively in the Licensor.

7.3. Licensee shall report in writing to the Licensor the details of any and all Improvements carried out by the Licensee and shall produce to the Licensor such written reports one month after the Effective Date and thereafter on the first day of every month thereafter, without demand. The Licensor shall be entitled at any time to be availed of further details of any such report furnished, including any record or document in support thereof.

7.4. Notwithstanding anything to the contrary, nothing in this Agreement shall be construed as according to the Licensee any right whatsoever to customize, adapt alter or make any changes to the Technology.

7.5. For the avoidance of doubt, the Licensee shall not be entilted to, and the Licensor shall not be obliged to provide, any Improvements, or any upgrade, development or improvement to the Technology and/ or Licensed Product.

8.  CONFIDENTIALITY

8.1. The Parties agree that during the Term of this Agreement and for a period of five (5) years after this Agreement expires or is terminated (as the case may be), a party receiving Confidential Information of the other party will continue:

8.1.1. to maintain in confidence such Confidential Information to the same, extent such party maintains its own proprietary and confidential information;

8.1.2. not to disclose such Confidential Information to any third party without prior written consent of the other party;

8.1.3. not to use such Confidential Information for any purpose except those permitted by this Agreement; and

8.1.4 not to directly or indirectly own or operate, advise or consult, or engage or participate in, any business that is producing or selling any product or products similar to or competitive with the Technology

8.2. Provided that where the Licensor is the party receiving Confidential Information, the Licensor may disclose all or part of that Confidential Information to its affiliates and associates on the basis that such affiliates and associates shall also observe and be bound by the provisions of this Agreement. For the purpose of this Agreement, the affiliates and associates of the Licensor shall include the Licensor's related corporations, any funding agency, its employees and professional and legal advisors.

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8.3. Notwithstanding any other provision in this Agreement and for the avoidance of doubt, the Licensor shall be entitled to disclose to any third parties the fact of this Agreement and the Licensor's ownership of the Intellectual Property Rights and such disclosure may be for any purpose whatsoever.

9.  INDEMNITY

9.1. The Licensee shall indemnify and hold the Licensor harmless from and against any and all costs, losses, liabilities and expenses (including legal costs on a full indemnity basis) in connection with or arising out of:

9.1.1. any breach of the Licensee's obligations in this Agreement, including without limitation, any breach of warranties herein, or any third party claim, action or allegation brought about against the Licensor related to the Licensee's use or misuse of the Technology, or the Licensed Product or Documentation or any Intellectual Property Rights, or any dispute between the Licensee and any third party; or

9.1.2. any act or omission or default by the Licensee or its agents, employees and contractors pursuant to this Agreement.

9.2. The Parties acknowledge that the Intellectual Property Rights, Technology and the Licensed Product or Documentation are unique and valuable assets of the Licensor and that any unauthorized use, alteration, modification, reproduction, disclosure or transfer of such assets will result in irreparable injury to the Licensor for which monetary damages alone will not be an adequate remedy. Therefore, in addition to any other remedies available to the Licensor under this Agreement or otherwise, the Parties agree that any unauthorized use, alteration, modification, reproduction; disclosure or transfer of the Intellectual Property Rights, Technology, or the Licensed Product will entitle the Licensor to any and all available equitable remedies against the Licensee, including injunctive relief.

10.  INFRINGEMENT  ACTIONS

10.1. If any claim is made or threatened against the Licensee by any third party that the exercise by the Licensee of any rights granted under this Agreement by the Licensor infringes any intellectual property rights of any other person, the Licensee shall fully notify the Licensor as soon as it becomes aware of the claim or threatened claim.

10.2. The Licensor shall be given full control of any proceedings or negotiations in connection with the claim and shall be exclusively entitled to appoint and instruct legal advisors and counsel in connection with any such proceedings or negotiations and to determine the forum for any such proceedings.


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10.3.  The  Licensee  shall,  at its own costs, give the Licensor all reasonable assistance  for  the  purpose  of  any  such  proceedings  or  negotiations.

10.4. The Licensee shall not pay or accept any such claim, or compromise any such proceedings without the written consent of the Licensor.

10.5. The Licensor shall be entitled to require the Licensee to take such steps as the Licensor may reasonable require to mitigate or reduce any loss or damage.

10.6. The Licensee shall permit any action to be brought in its name if required by law.

10.7. The Licensor shall have no liability to the Licensee in respect of any claim for infringement of any intellectual property rights which is based on the use of or any other dealing in any of the Intellectual Property Rights otherwise than in accordance with this Agreement.

11.  TERM  AND  TERMINATION

11.1. This Agreement shall last for a period of fifty (50) years from the Effective Date.

11.2. This Agreement may be terminated forthwith by either party if the other commits any breach of any term of this Agreement and which (in the case of a breach capable of being remedied) is not remedied within fourteen (14) days of a written request to remedy the same.

11.3. Any termination of this Agreement howsoever occasioned shall be without prejudice to any other rights or remedies a party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of any party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

11.4. Upon expiration or any termination of this Agreement (howsoever occasioned):

11.4.1. the Licensee's rights to use the Technology and Licensed Product and all other rights as set forth in this Agreement shall cease with immediate effect; and

11.4.2. the Licensee shall within fourteen (14) days deliver up, at its own cost and expense, to the Licensor the Technology and the Licensed Product; and

11.4.3. the Licensee shall not use, have used, make, have made, sell, have sold and lease, sell or otherwise apply any technology which are similar to the Technology except through a license of the Technology to be granted by the Licensor on terms and conditions to be agreed in writing between the Licensor and Licensee.

12.  GENERAL  PROVISIONS

12.1. The relationship between the Licensor and Licensee is that of independent contractors. The Licensor and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. The Licensor and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

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12.2. Neither this Agreement nor any rights granted hereunder may be assigned or transferred by the Licensee without the prior written consent of the Licensor.

12.3. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by all parties.

12.4. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

12.5. Should anyone or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

12.6. This Agreement shall be construed and enforced in accordance with the laws of Texas.

12.7. Except as provided in section 9.2 of this Agreement, any and all disputes arising out of or in connection with this Agreement including any question regarding its existence, validity or termination, shall be referred to arbitration in the State of Texas. The arbitrator's decision shall be final and binding upon the parties and shall provide the sole and exclusive remedies of the parties. Any judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award or orders of enforcement. The commencement of any arbitration proceedings under this Clause shall in no way affect the continual performance of the obligations relates to the subject matter of such proceedings.

12.8. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

12.9. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Parties.
For the Licensor:

8307 Fennel Drive
Baytown, TX 77521
Attn:  John H. Rivera


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For  the  Licensee:

Sustainable Power Corp.
7100 Hwy 146 S
Baytown, TX 75020
Attn:  M. Richard Cutler, President and CEO
Phone: 281-573-9260

Copy to:

Cutler Law Group
3206 West Wimbledon Dr.
Augusta, GA 30909
Attn:  M. Richard Cutler
Phone: 706-737-6600

Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail or (ill) the day immediately following delivery to overnight courier (except Sunday and holidays).


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IN  WITNESS  WHEREOF  THIS AGREEMENT HAS BEEN DATED AS OF THE DAY AND YEAR FIRST
SET  FORTH  ABOVE.


For  and  on  behalf  of  the  Licensor:

RIVERA INTERNATIONAL



By: \s\ John H. Rivera
    ------------------
John  H.  Rivera


For  and  on  behalf  of  the  Licensee:

SUSTAINABLE  POWER  CORP.



By: \s\ M. Richard Cutler
    ---------------------
M. Richard Cutler, President and Chief Executive Officer